EXHIBIT 1.1

ROYALTY FLOW INC.

SELLING AGENCY AGREEMENT

February [·], 2018

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Ladies and Gentlemen:

Royalty Flow Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained in this Selling Agency Agreement (this “Agreement”), to issue and sell registered shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to investors (collectively, the “Investors”) in an initial public offering (the “Offering”) pursuant to Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”), through Maxim Group LLC and its online division, M-Vest, as Lead Agent (the “Lead Agent”), acting on a best efforts/all-or-none basis only, in connection with such sales.

The Company and the Lead Agent agree as follows:

1. Agreement to Act on a Best Efforts Basis.

(a) On the basis of the representations, warranties and agreements of the Company and subject to all the terms and conditions of this Agreement, the Lead Agent agrees to act, on a best efforts/all or none basis for a minimum offering amount of $11,000,000 (“Minimum Offering Amount”) and thereafter on a ‘‘best efforts’’ basis up to a maximum offering amount of up to $50,000,000, in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Lead Agent or any Dealer (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing.

(b) In addition to the other consideration payable to the Lead Agent hereunder, the Company will pay to the Lead Agent a cash commission equal to (i) three and one-half percent (3.5%) of the gross proceeds received by the Company from Investors that subscribed with Folio Investments, Inc. (the “Folio Offering”) prior to January 18, 2018, at Closing (as defined below), and (ii) seven percent (7.0%) of the gross proceeds received from all other Investors (including amounts from investors in the Folio Offering in excess of the amounts committed to by such Investors prior to January 18, 2018) by the Company at such Closing (the “Selling Commission”), which shall be allocated by the Lead Agent to the Dealers participating in the Offering, in its sole discretion. In addition, Folio Investment, Inc. will receive 1% of the gross proceeds of amounts subscribed for prior to January 18, 2018 and an additional commission of approximately $1,000. The Company has paid the Lead Agent an amount of $50,000 as an advance to be applied towards anticipated out-of-pocket expenses (the “Advance”). Any portion of the Advance not used shall be returned to the Company.

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(c) The Lead Agent shall have the right to enter into selected dealer agreements with other licensed broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Selling Commission shall be re-allowable, in whole or in part, to the Dealers in the discretion of the Lead Agent. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Lead Agent for payment of compensation to the Dealers.

(d) The Company hereby agrees to issue to the Lead Agent (and/or its designees) on a Closing (as defined below), a warrant to purchase a number of Shares equal to 3.5% of the total number of Shares sold at Closing (as defined below, but excluding shares sold in the Folio Offering (the “Lead Agent’s Warrant”). The Lead Agent’s Warrants, in the form attached hereto as Exhibit B, shall be non-exercisable for six (6) months from the Closing, and shall expire on the five-year anniversary of the Qualification Date (as defined below) at an initial exercise price of $11.25 per warrant, which is equal to 150% of the purchase price of the Shares. The Lead Agent’s Warrant shall include a “cashless” exercise feature and shall include a provision for “piggy-back” registration rights until expiration or until the shares underlying the warrant are eligible for resale pursuant to an exemption from registration. The Lead Agent understands and agrees that there are restrictions pursuant to FINRA Rule 5110 against transferring the Lead Agent’s Warrant and the underlying common shares during the one hundred eighty (180) days after the date of issuance and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Lead Agent’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of twelve (12) months following the issuance date to anyone other than (i) an agent or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Lead Agent or of any such agent or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

2. Payment and Delivery.

(a) On or prior to the date of this Agreement, the Company, the Lead Agent and Prime Trust, LLC (the “Escrow Agent”) have entered or will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), pursuant to which an escrow account (the “Escrow Account”) will be established, at the Company’s expense, for the benefit of all Investors other than those who invest through their own Dealer and will give their subscription indications to the Lead Agent via their Dealer as described in Section2(c)below.

(b) Prior to the Closing Time (as defined below): (i) each Investor will execute and deliver a Subscription Agreement Substantially in the form included as an exhibit to the Offering Circular (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to the Lead Agent and the Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the price per Share as shown on the cover page of the Offering Circular multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” and the rules and regulations promulgated thereunder, the “Exchange Act Regulations”), and (iv) the Escrow Agent will notify the Company and the Lead Agent in writing as to the balance of the collected funds in the Escrow Account.

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(c) Notwithstanding the foregoing Section 2(b), Investors that maintain an account with other Dealers shall be permitted to participate in the Offering without depositing funds in the Escrow Account, provided such Investors maintain sufficient funds in their account with such other Dealer. Investors who wish to participate in the Offering through such accounts shall be required to confirm their respective investment immediately prior to Closing (as defined below), at which time each Investor will be required to have funds in its account sufficient to fund the purchase of any Shares for which it subscribes in the Offering. At Closing, any amounts subscribed for will be removed from such Investor’s account and sent to the account of the Company less any Selling Commissions due to the Lead Agent. Such funds will not be held in the Escrow Account or otherwise segregated until such time as the Offering is closed. The Offering will commence on or after the date that the Offering Statement is qualified by the Commission and will terminate on the date on which the offering is terminated by the Company.

(d) If no less than the Minimum Offering Amount is held in escrow as of the first Closing, and any amount for subsequent Closings, and if the Escrow Agent shall have received written notice from the Company and the Lead Agent on or before 4:00 p.m., New York City time, on [•], 2018, or at such other time on such other date as may be agreed upon by the Company and the Lead Agent (each such date, a “Closing Time”), the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Lead Agent as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Time to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Computershare Trust Company, N.A (the “Transfer Agent”). Each closing of the Offering (the “Closing”) shall take place at the office of the Lead Agent or such other location as the Lead Agent and the Company shall mutually agree, and each Closing may take place remotely through the electronic exchange of Closing documentation. All actions taken at each Closing shall be deemed to have occurred simultaneously on the date of such Closing.

(e) If the Company and the Lead Agent determine that the Offering will not proceed, then the Escrow Agent will promptly return the funds held in the Escrow Account to the Investors without interest or deduction.

3. Representations and Warranties of the Company.

The Company hereby represent and warrant to the Lead Agent as of the date of this Agreement, the Applicable Time and as of the Closing Time, and agrees with the Lead Agent, that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”), an offering statement on Form 1-A (File No.024-10745) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the offer and sale of Shares pursuant to Regulation A under the Securities Act, and the rules and regulations thereunder (the “Securities Act Regulations”). Each preliminary offering circular relating to the Shares included in the Offering Statement before it was qualified by the Commission under the Securities Act, Regulation A and the Securities Act Regulations is hereinafter called the “Preliminary Offering Circular.” The term “Offering Circular” means the final offering circular relating to the Shares, as first filed with the Commission, and any amendments thereof or supplements thereto. The term “Qualification Date” means the date as of which the Offering Statement was qualified with the Commission pursuant to Regulation A, the Securities Act and the Securities Act Rules and Regulations. The term “Disclosure Package” means (i) the Preliminary Offering Circular, as most recently amended or supplemented as of the Applicable Time (as defined herein) and (ii) any oral or written communication with potential investors undertaken in reliance on Rule 255 of the Securities Act Regulations (“Testing the Waters Communications”).

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(b) The Offering Statement has become qualified under the Securities Act, Regulation A and the Securities Act Regulations; no stop order of the Commission suspending the qualification of the Offering Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

(c) The Offering Statement, at the time it became qualified and as of the date hereof complied or complies, in all material respects with the requirements of Regulation A, the Securities Act and the Securities Act Regulations.

(d) Neither the Offering Statement nor any post-qualification amendment thereto, at the time it became qualified, as of the date hereof and at the Closing Time, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Offering Circular does not, and any amendment or supplement thereto will not, as of its filing date, the date hereof, and at the Closing Time contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 3(d)shall not apply to statements in, or omissions from, the Offering Statement or Offering Circular (i) provided by the Lead Agent in Section9(b)or (ii) made in reliance upon and in conformity with written information furnished to the Company by any Dealer expressly for use therein.

(e) As of [•] [a.m./p.m.] E.S.T. on [•], 2018 (the “Applicable Time”), none of (i) the Disclosure Package and (ii) each Testing the Waters Communication, when considered together with the Disclosure Package, contains or contained any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(f) The Company has not authorized anyone other than the management of the Company and the Lead Agent to engage in Testing the Waters Communications; except for the Testing the Waters Communications identified in Schedule I hereto, and any electronic road show relating to the public offering of the Shares, the Company has not prepared, used or referred to, and will not, without the prior consent of the Lead Agent, prepare, use or refer to, any Testing the Waters Communications, publish, advertise or otherwise make any announcements concerning the distribution of the Shares, conduct road shows, seminars or similar activities relating to the distribution of the Shares or any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

(g) The Offering Circular and any Testing the Waters Communications (to the extent any such Testing the Waters Communications was required to be filed with the Commission) delivered to the Lead Agent for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(h) From the time of filing the Offering Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing the Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act.

(i) The statistical and market-related data included in each of the Offering Statement, the Disclosure Package and the Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(j) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court is necessary under the securities laws and regulations of foreign jurisdictions in which the Shares are offered outside the United States, except (i) such as may be required under the Securities Act and the Securities Act Regulations, which have been obtained, or as may be required under the securities laws of any U.S. state or non-U.S. jurisdiction or the rules of FINRA and (ii) such as have been obtained or for which an exemption is available under the laws and regulations of jurisdictions outside the United States in which the Shares were offered.

(k) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Offering Statement, the Disclosure Package and the Offering Circular and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares by the Company as contemplated herein), and is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken individually or in the aggregate, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

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(l) Each of the subsidiaries of the Company (as disclosed in the Offering Circular, if any) (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to consummate the transactions contemplated hereby; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company, and each Subsidiary is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Offering Statement, the Disclosure Package and the Offering Circular, no Subsidiary is currently prohibited or restricted, directly or indirectly, from paying any dividends or distributions to the Company or from making any other distribution with respect to such Subsidiary’s capital stock, membership interests, partnership interests, or ownership interests, as applicable, from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, and, except as disclosed in or contemplated by the Offering Statement, the Disclosure Package and the Offering Circular, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests, partnership interests or ownership interests, as applicable, in the Subsidiaries.

(m) [Intentionally Omitted.].

(n) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Offering Statement, the Disclosure Package and the Offering Circular in the column entitled under the caption “Capitalization”; the Company will have, as of the Closing Time, the duly authorized capitalization set forth in the Offering Statement, the Disclosure Package and the Offering Circular under the caption “Capitalization”; except as disclosed in the Offering Statement, the Disclosure Package and the Offering Circular, all of the issued and outstanding shares of capital stock of the Company and all of the membership interests, partnership interests, or ownership interests, as applicable, of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, as applicable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the charter, bylaws or organizational documents, as amended, of the Company or such Subsidiary, under any agreement to which the Company or such Subsidiary is a party or otherwise; except as disclosed in the Offering Circular, the Disclosure Package and the Offering Statement, all of the outstanding Shares of capital stock, membership interests, partnership interests, or ownership interests, as applicable, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Offering Statement, the Offering Circular and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock, membership interests, partnership interests, or ownership interests, as applicable, of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, membership interests, partnership interests, or ownership interests, as applicable or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, membership interests, partnership interests, ownership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

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(o) The Shares to be issued by the Company as contemplated herein have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company as contemplated herein are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the articles of incorporation (or similar charter document) or bylaws of the Company, under any agreement to which the Company is a party or otherwise, except as disclosed in the Offering Circular and the Disclosure Package.

(p) The Shares have been provisionally approved for listing on the Nasdaq Capital Market (the “NASDAQ”), subject to, among other items, official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NASDAQ shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the NASDAQ’s listing standards that are then in effect.

(q) [Intentionally Omitted].

(r) [Intentionally Omitted].

(s) The Company does not own or lease any real property.

(t) The statements in the Offering Statement, the Disclosure Package and the Offering Circular under the headings “Offering Circular Summary—Acquisition of Acquired Interests,” “Business—The Management Agreement and the Manager,” and “Business—Acquisition of Acquired Interests” and “Certain Relationships and Related Transactions,” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. There are no contracts or documents which are required to be described in the Offering Statement, the Disclosure Package or the Offering Circular or to be filed as exhibits to the Offering Statement which have not been so described and filed as required.

(u) The Company and each Subsidiary owns or possesses, or can acquire on reasonable terms, such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are reasonably necessary to conduct the Company’s and each Subsidiary’s business as described in the Offering Statement, the Disclosure Package and the Offering Circular, and neither the Company nor any Subsidiary has received written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect.

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(v) Except for compensation payable to the Selling Agents as described herein, and except as disclosed in the Offering Statement, the Disclosure Package and the Offering Circular, neither the Company nor any Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(w) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, bylaws or other organizational documents (collectively, the “Charter Documents”) of the Company or (ii) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets may be bound or affected, or (iii) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

(x) The execution, delivery and performance by each of the Company of this Agreement, the issuance, sale and delivery of the Shares by the Company as contemplated herein, the use of the net proceeds from the sale of the Shares by the Company as described in the Offering Statement, the Disclosure Package and the Offering Circular, the consummation by the Company of the transactions contemplated hereby and the contribution transactions described in the Offering Statement, the Disclosure Package and the Offering Circular, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder does not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or a Material Adverse Effect on consummation of the transaction contemplated hereby, or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or other material assets of the Company or any Subsidiary.

(y) This Agreement has been duly authorized, executed and delivered by the Company.

(z) The Shares conform in all material respects to the descriptions thereof contained in the Offering Statement, the Disclosure Package and the Offering Circular.

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(aa) The Company and each of the Subsidiaries have all necessary licenses, permits, certificates, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule in order to conduct their respective businesses as described in the Offering Statement, the Disclosure Package and the Offering Circular, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Other than as set forth in the Offering Statement, the Disclosure Package and the Offering Circular, there are no actions, suits, proceedings, inquiries or investigations pending, or, to the knowledge of the Company, threatened, against the Company, any Subsidiary, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which (i) is required to be disclosed in the Offering Statement, the Disclosure Package or the Offering Circular (other than as disclosed therein) or (ii) could result in a judgment, decree, award or order having a Material Adverse Effect.

(cc) Subsequent to the respective dates as of which information is given in each of the Offering Statement, the Disclosure Package and the Offering Circular, and except as may be otherwise disclosed in the Offering Statement, the Disclosure Package and the Offering Circular, there has not been (i) any event, circumstance or change that has, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and its Subsidiaries, taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which is material to the Company and its Subsidiaries, taken as a whole, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(dd) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(ee) None of the Company, any Subsidiary or any of their respective directors, officers, or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

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(ff) The Company and each Subsidiary carries (or will upon Closing carry), or is covered by (or will upon Closing be covered by), insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets held by them and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect.

(gg) The financial statements of the Company, including the related schedules and notes thereto, included in the Offering Statement, the Disclosure Package and the Offering Circular present fairly in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated and the results of operations, the financial position and cash flows of the Company and its Subsidiaries on a consolidated basis for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis during the periods presented; the financial statement schedules included in the Offering Statement and the selected and summary financial operating data in the Disclosure Package and the Offering Circular fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements included in the Offering Statement, the Disclosure Package and the Offering Circular; the unaudited pro forma financial information (including the related notes) included in the Offering Statement, the Disclosure Package and the Offering Circular fairly present in all material respects the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been property compiled on the bases described therein; and except as included in the Offering Statement, Disclosure Package and Offering Statement, no other historical or pro forma financial information is required to be included in the Offering Statement, the Disclosure Package or the Offering Circular; all disclosures contained in the Offering Statement, the Disclosure Package and the Offering Circular regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(hh) Hein & Associates LLP, whose reports on the financial statements of the Company are filed with the Commission as part of the Offering Statement, the Disclosure Package and the Offering Circular, is and was during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations and is registered with the Public Company Accounting Oversight Board.

(ii) The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Statement, the Disclosure Package and the Offering Circular, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting and there has been no material change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates of the information given in the Offering Statement, the Disclosure Package and the Offering Circular; the Company and its subsidiaries have established a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

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(jj) The Company has taken all necessary actions to ensure that the Company and the Subsidiaries are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the date of this Agreement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company;

(kk) The Company, or to the knowledge of the Company, any executive officer, director, employee, agent, affiliate or other person associated with or acting on behalf of the Company, or any of the Subsidiaries has at any time (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act (the “FCPA”), or any applicable law or regulation implementing the Organization for Economic Co-Operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, and the Subsidiaries have instituted and maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial and recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of any jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(mm) Neither the Company nor the Subsidiaries, nor to the knowledge of the Company, any officer, director, agent, affiliate or other person associated with or acting on behalf of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and neither the Company nor the Subsidiaries will directly or indirectly use the proceeds of the offering of the Shares by the Company hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since their formation, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country subject to Sanctions.

(nn) Except where such failure to file or pay an assessment or lien would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and the Subsidiaries have filed all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, shown as due on any such tax returns, (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes has been asserted or, to the best of the Company’s or any Subsidiary’s knowledge, threatened; and (iii) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(oo) Except as described in each the Offering Statement, the Disclosure Package and the Offering Circular or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary has been or is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

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(pp) Neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to, has any liability with respect to, or could reasonably be expected to have any liability with respect to any “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No portion of the assets of the Company constitutes “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code.

(qq) Neither the Company, nor any of its Subsidiaries has any employees.

(rr) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the director, officers or stockholders of the Company or any Subsidiary, on the other hand, which is required to be described in the Offering Statement, the Disclosure Package or the Offering Circular and which is not so described.

(ss) Except as disclosed in the Offering Statement, the Disclosure Package and the Offering Circular, the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase Common Stock pursuant to an equity-based compensation plan or otherwise.

(tt) No “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Securities Act, has issued any rating as to any securities of, associated with or guaranteed by the Company or any Subsidiary.

(uu) The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d)of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j)of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Securities Act Regulations and Regulation A.

(vv) Neither the Company, nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Securities Act Regulations.

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(ww) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Lead Agent or to counsel for the Lead Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary to the Lead Agent as to the matters covered thereby.

(xx) As used herein, the term “to the Company’s knowledge” or similar terminology means the actual knowledge of Benjamin Piggott and/or Jeff Schneider, each after due and reasonable inquiry. Similarly, the Company’s awareness, which is used in the form of “aware” or “unaware” depending on the context, means the knowledge of such individuals.

4. Representations and Warranties of the Lead Agent.

The Lead Agent represents and warrants and covenants to the Company that:

(a) The Lead Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any Written Testing the Waters Communication used or referred to by such Lead Agent without the prior consent of the Company, provided that issuer information within the meaning of this Section 4 shall not be deemed to include information prepared by the Lead Agent on the basis of, or derived from, “issuer information”. “Written Testing the Waters Communications” means any Testing the Waters communication that is a “written communication” within the meaning of Rule 405 under the Securities Act.

(b) Neither the Lead Agent nor any Dealer, nor any managing member of the Lead Agent or any Dealer, nor any director or executive officer of the Lead Agent or any Dealer or other officer of the Lead Agent or any Dealer participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Securities Act Regulations. No registered representative of the Lead Agent or any Dealer, or any other person being compensated by or through the Lead Agent or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Securities Act Regulations.

(c) The Lead Agent and each Dealer (unless exempt from registration) is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(d) Except for any selected dealer agreements with Dealers, no agreement will be made by the Lead Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(e) Except as otherwise consented to by the Company, the Lead Agent has not and will not use or distribute any written offering materials other than the most recent Preliminary Offering Circular, the Disclosure Package and the Offering Circular. The Lead Agent has not and will not use any “broker-dealer use only” materials with members of the public, has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.

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(f) The Lead Agent and each Dealer has put into place proper procedures that conform to all applicable domestic and foreign laws, including Regulation A, in connection with its obligations under this Agreement. The Lead Agent and each Dealer further represents that it will comply with its policies and procedures and all applicable domestic and foreign laws, including Regulation A, in conducting activities and performing its obligations under this Agreement. The Lead Agent and each Dealer shall maintain accurate and complete records of compliance with Regulation A.

5. Certain Covenants of the Company.

The Company hereby agrees with the Lead Agent:

(a) The Company will use its best efforts to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Lead Agent may reasonably designate and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or other foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to file any general consent to the service of process or subject itself to taxation in respect of doing business in any such state or other jurisdiction in which it is not otherwise so subject.

(b) If, after the time this Agreement is executed and delivered, it is necessary for a post-qualification amendment to the Offering Statement to be filed, the Company will endeavor to cause such post-qualification amendment to become qualified as soon as possible and will advise the Lead Agent promptly and, if requested by the Lead Agent, will confirm such advice in writing, when such post-qualification amendment has become qualified.

(c) To prepare the Offering Circular in a form approved by the Lead Agent and file such Offering Circular with the Commission pursuant to, and within the time period required by, Rule 253 under Regulation A and to deliver to the Lead Agent copies of the Offering Circular (or of the Offering Circular, as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Qualification Date) in such quantities and at such locations as the Lead Agent may reasonably request for the purposes contemplated by the Securities Act Regulations.

(d) To advise the Lead Agent promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Offering Statement, the Preliminary Offering Circular, the Offering Circular or any Testing the Waters Communications, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the qualification of the Offering Statement or of any order preventing or suspending the use of the Preliminary Offering Circular, the Offering Circular or any Testing the Waters Communications, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination by the Commission concerning the Offering Statement, or (iv) if the Company becomes subject to a Commission proceeding in connection with the Offering; to advise the Lead Agent promptly of any proposal to amend or supplement the Offering Statement, the Preliminary Offering Circular, the Offering Circular or any Testing the Waters Communications and to file no such amendment or supplement to which the Lead Agent shall reasonably object in writing.

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(e) If, at any time when the Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Lead Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Lead Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Lead Agent, at any time to amend or supplement the Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Lead Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Lead Agent, without charge, such number of copies thereof as the Lead Agent may reasonably request. The Company consents to the use of the Offering Circular or any amendment or supplement thereto by the Lead Agent, and the Lead Agent agrees to provide to each Investor, prior to the Closing, a copy of the Offering Circular and any amendments or supplements thereto.

(f) If at any time following the distribution of any Written Testing the Waters Communication there occurred or occurs an event or development as a result of which such Written Testing the Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Lead Agent and has or will promptly amend or supplement, at its own expense, such Written Testing the Waters Communication to eliminate or correct such untrue statement or omission.

(g) To apply the net proceeds from the sale of the Shares by the Company in the manner set forth under the caption “Use of Proceeds” in the Offering Circular.

(h) To not take, directly or indirectly prior to the consummation of the Offering, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares or without the prior written consent of the Lead Agent, (i) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (ii) other than as permitted by this Agreement, pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

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(i) To use its best efforts to maintain the listing of the Shares on the NASDAQ and to file with the NASDAQ all documents and notices required by the NASDAQ of companies that have securities that are listed on the NASDAQ.

(j) To promptly notify the Lead Agent if the Company ceases to be an “emerging growth company” under the Securities Act and the Exchange Act at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section5(l)hereof.

(k) To use commercially reasonable efforts to cause each officer and director of the Company to furnish to the Lead Agent, prior to the Applicable Time, a “lock-up” letter or letters, substantially in the form of Exhibit A hereto.

(l) To refrain, without the prior written consent of the Lead Agent, during the period commencing on the date of this Agreement and ending on the date that is 180 days after the date of the Closing, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) issuances explicitly referred to in the Offering Circular, or (iii) issuances under the Company’s 2018 Omnibus Incentive Plan.

(m) [Intentionally Omitted].

6. Payment of Expenses.

(a) The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated (with any expenses in excess of $5,000 to be pre-approved by the Company, if not approved in an omnibus budget), including expenses, fees and taxes in connection with (i) the preparation and filing of the Offering Statement, each Preliminary Offering Circular, the Offering Circular, any Testing the Waters Communications and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Lead Agent and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares by the Company, (iii) the qualification of the Shares for offering and sale under state laws that the Company and the Lead Agent have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Lead Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Lead Agent and to dealers, (iv) filing for review of the public offering of the Shares by FINRA (including the legal fees and filing fees and other reasonable disbursements of counsel for the Lead Agent relating thereto), (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Offering Statement, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NASDAQ, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants and of the Lead Agent, (ix) the performance of the Company’s other obligations hereunder, (x) the costs and expenses of the Company’s legal counsel, accountants and other agents and representatives of the Company and (xii) the reasonable and documented fees and disbursements of legal counsel to the Lead Agent, Notwithstanding the foregoing, in no event shall the amount payable to the Lead Agent for reimbursement of reasonable fees and out of pocket expenses, including legal fees, under this section exceed $125,000.

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(b) If this Agreement shall be terminated by the Lead Agent pursuant to Section 7 or Sections 8(a)(i), (ii), or (iv) hereof, the Company will reimburse the Lead Agent for all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of Lead Agent’s counsel); provided, however, that such expenses shall not exceed $50,000 in the aggregate.

7. Conditions of the Lead Agent’s Obligations.

The obligations of the Lead Agent hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time (ii) the accuracy of the statements of the officers of the Company made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its respective covenants and other obligations hereunder and (iv) the satisfaction of the following other conditions at the Closing Time:

(a) The Lead Agent shall have received at the Closing Time the opinion and negative assurance letter of Hogan Lovells US LLP, counsel for the Company, each addressed to the Lead Agent and dated the Closing Time, each in customary form reasonably acceptable to the Lead Agent.

(b) [Intentionally Omitted.]

(c) [Intentionally Omitted.].

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(d) The Lead Agent shall have received from Hein & Associates LLP (or its successor entity) a “cold comfort” letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Offering Statement, the Disclosure Package and the Offering Circular, addressed to the Lead Agent and in form and substance satisfactory to the Lead Agent.

(e) No amendment or supplement to the Offering Statement, the Offering Circular or any document in the Disclosure Package shall have been filed to which the Lead Agent shall have objected in writing.

(f) (i) No stop order suspending the qualification of the Offering Statement or any order preventing or suspending the use of the Offering Circular or any document in the Disclosure Package shall have been issued and no proceedings for such purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and no order suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall be in effect; (ii) all requests for additional information on the part of the Commission shall have been complied with; (iii) the Offering Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Offering Circular and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Between the time of execution of this Agreement and the Closing Time, there shall not have been any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”).

(h) The Shares shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the compensation terms and arrangements set forth herein.

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(j) The Lead Agent shall have received lock-up agreements from each officer and director and any other holder of 1% or more of the outstanding securities of the Company in the form attached hereto as Exhibit C, and such letter agreements shall be in full force and effect.

(k) The Company shall have delivered to the Lead Agent a certificate, executed by its Chief Executive Officer and Chief Financial Officer, on behalf of the Company, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

(ii) no stop order suspending the qualification of the Offering Statement or any post-qualification amendment thereto and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Securities Act;

(iii) the signers of such certificate have carefully examined the Offering Statement, the Offering Circular, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that (1) as of the date of such certificate, (x) the Offering Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (y) neither the Offering Circular nor the Disclosure Package includes an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) since the Qualification Date, there has occurred no event required to be set forth in an amendment or supplement to the Offering Circular or the Disclosure Package which has not been so set forth; and

(iv) subsequent to the dates the most recent financial statements in the Offering Statement and the Offering Circular, there has not been any Material Adverse Change.

(l) The Company shall have furnished to the Lead Agent such other documents and certificates as to the accuracy and completeness of any statement in the Offering Statement, the Offering Circular and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time, as the Lead Agent may reasonably request.

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8. Termination:

(a) The Lead Agent may terminate this Agreement at any time prior to the Closing Time, by notice to the Company from the Lead Agent if, prior to delivery and payment for the Shares (i) any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) there has been, since the respective dates as of which information is given in the Offering Statement, the Disclosure Package or the Offering Circular, any Material Adverse Change or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, such as to make it, in the judgment of the Lead Agent, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Lead Agent, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) trading generally on the NASDAQ has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or any other governmental authority or by order of the Commission or any other governmental authority, or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Lead Agent, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) a banking moratorium has been declared by either Federal or New York authorities.

(b) If the Lead Agent elects to terminate this Agreement as provided in this Section 8, the Company and the Lead Agent shall be notified promptly by telephone, letter, electronic mail or fax.

(c) If the sale of the Shares, as contemplated by this Agreement, is not carried out by the Lead Agent for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 9 hereof) and the Lead Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

9. Indemnity and Contribution by the Company and the Lead Agent.

(a) The Company agrees to indemnify, defend and hold harmless the Lead Agent, each Dealer and any person who controls the Lead Agent or each Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees, affiliates and agents of the Lead Agent and each Dealer from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Lead Agent or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Offering Statement (or any amendment), (B) any Testing the Waters Communications that the Company has filed or was required to file with the Commission or is otherwise required to retain, (C) the Offering Circular (the term Offering Circular for the purpose of this Section9 being deemed to include any Preliminary Offering Circular, the Offering Circular and the Offering Circular as amended or supplemented by the Company) or any Written Testing the Waters Communication, or (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (ii) any omission or alleged omission to state a material fact required to be stated in any such Offering Statement, or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, (iii) any omission or alleged omission from any such Testing the Waters Communications, Offering Circular, any Written Testing the Waters Communication or any Application of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; except, in the case of (i) and (ii) above only, insofar as any such loss, expense, liability, damage or claim arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in reliance on and in conformity with information furnished in writing by the Lead Agent through the Lead Agent to the Company expressly for use in such Offering Statement, Offering Circular, Testing the Waters Communication, or in any amendment or supplement thereto, or any Application. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

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(b) The Lead Agent agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company, or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement (or any amendment), any Testing the Waters Communications that the Company has filed or was required to file with the Commission, the Offering Circular, any Written Testing the Waters Communication or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Offering Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Testing the Waters Communications, Offering Circular, any Written Testing the Waters Communication or any Application of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Offering Statement, Testing the Waters Communications, Offering Circular, any Written Testing the Waters Communication or any Application in reliance upon and in conformity with information furnished in writing by the Lead Agent to the Company expressly for use therein.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Lead Agent, on the other hand, from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law or the indemnified party failed to give the notice required under subsection (c) of this Section 9, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Lead Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Lead Agent, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company on the one hand, bear to the Selling Commission received by the Lead Agent, on the other hand. The relative fault of the Company, on the one hand, and of the Lead Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, or by the Lead Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any claim or action.

(e) The Company and the Lead Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, the Lead Agent shall not be required to contribute any amount in excess of the Selling Commission payable to the Lead Agent under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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10. Survival.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Lead Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Lead Agent or the Company or any of its or their partners, officers or directors or any person who controls the Lead Agent, the Company, as the case may be, (ii) any termination of this Agreement or (iii) the sale and delivery of the Shares.

11. Duties.

The Company acknowledges and agrees that: (i) the offering of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Lead Agent, on the other hand, and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Lead Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) the Lead Agent has neither assumed nor will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Lead Agent has advised or is currently advising the Company on other matters) and the Lead Agent has no obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement; and (iv) the Lead Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Lead Agent has no obligation to disclose any of such interests by virtue of any fiduciary, advisory or agency relationship or otherwise. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Lead Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with the offering of the Shares contemplated by this Agreement.

12. Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Lead Agent, shall be sufficient in all respects if delivered to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Equity Capital Markets and General Counsel, email: plarosa@maximgrp.com and jsiegel@maximgrp.com; and , with a copy for information purposes only to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Mitchell S. Nussbaum, Esq., email: mnussbuam@loeb.com; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Royalty Flow Inc., 1444 Wazee Street, Suite 350, Denver CO, 80202, Attention: Ben Piggott, email: ben@royaltyflow.com, with a copy for informational purposes only to Hogan Lovells US LLP, 1601 Wewatta Street, Suite 900, Denver, CO 80202 , Attention: David R. Crandall, Esq., email: david.crandall@hoganlovells.com.

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13. Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement and any claim, controversy, or dispute relating or arising out of this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to conflicts of laws principles. The Company and the Lead Agent agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or New York State court located in the City and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS, PARTNERS AND AFFILIATES) AND THE LEAD AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Lead Agent, the Company, and the controlling persons, directors, officers, employees, affiliates and agents referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Lead Agent) shall acquire or have any right under or by virtue of this Agreement.

15. Miscellaneous.

This Agreement constitutes the entire understanding between the parties hereto and supersedes and integrates all prior or contemporaneous agreements and understandings (whether written or oral) between the Company, or any affiliate thereof and the Lead Agent with respect to the subject matter hereof. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding among the Company and the Lead Agent, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, and the Lead Agent.

Very truly yours,

ROYALTY FLOW INC.

By:
Name:
Title:

Agreed and accepted:

MAXIM GROUP LLC

By:
Name:
Title:

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Schedule I

Testing the Waters Communications

•

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Exhibit A

Form of Lock-Up Agreement

[•], 2018

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Re: Proposed Offering by Royalty Flow Inc.

Ladies and Gentlemen:

The undersigned is an officer, director and/or owner of common stock, par value $0.001 per share (the “Common Stock”) of Royalty Flow Inc., a Delaware corporation (the “Company”) or of securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to conduct a public offering on a best efforts/all or none basis for a minimum offering amount of $11,000,000 and thereafter on a ‘‘best efforts’’ basis up to a maximum offering amount of up to $50,000,000 shares of Common Stock (the “Offering”) for which Maxim Group LLC (“Maxim”) will act as lead selling agent. The undersigned recognizes that the Offering will benefit the Company and the undersigned. The undersigned understands and acknowledges that Maxim is relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and proposes to enter into a Selling Agency Agreement (the “Selling Agency Agreement”) with the Company with respect to the Offering.

In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees Maxim that, during a period of 180 days from the date of the closing of the offering contemplated by the Selling Agency Agreement, the undersigned will not, without the prior written consent of Maxim (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock beneficially owned (as such term is used in Rule13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, with respect to which the undersigned now owns and has the power of disposition (or will own following the closing of the offering contemplated by the Selling Agency Agreement) (collectively, the “Lock-Up Securities”), or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise.

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The foregoing shall not apply to (a) purchases of Lock-Up Securities acquired in open market transactions after the completion of the offering contemplated by the Selling Agency Agreement, (b) transfers of Lock-Up Securities as a bona fide gift or by will or intestacy, (c) if the undersigned is an entity, distributions of Lock‑Up Securities to limited partners, members, stockholders or other equity holders of the undersigned (subject to compliance with applicable securities laws), (d) transfers of Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or (e) transfers of Lock-Up Securities to the undersigned’s affiliates (within the meaning set forth in Rule405 under the Securities Act) or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates; provided that in the case of any transfer or distribution pursuant to clause (b) through (e), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this letter agreement.

Notwithstanding anything herein to the contrary, if (1) the closing of the offering of the Securities has not occurred prior to April 30, 2018, (2) the Company notifies Maxim in writing prior to the execution of the Selling Agency Agreement that it does not intend to proceed with the offering contemplated by the Selling Agency Agreement, or (3) the Selling Agency Agreement (other than any provision thereof which is expressed to survive termination) shall terminate, this agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that Maxim is relying upon this letter agreement in proceeding toward the consummation of the offering described herein. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall inure to the benefit of the Company, the Lead Agent and their legal representatives, successors and assigns.

The obligations of the undersigned pursuant to this letter agreement may be waived in writing in whole or in part by the Lead Agent in its sole discretion.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Sincerely,

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